EXHIBIT 11



              STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                  Year Ended

                                         February     January    January
                                               3,         28,        29,
                                             1996        1995       1994
                                        (000, except per share amounts)
Primary

Net Earnings                              $43,272     $36,821    $29,324
                                          =======     =======    =======
Weighted average shares outstanding:
    Common shares                          24,518      24,495     25,229

Common equivalent shares:
    Stock Options                             234         212        486
                                              ___         ___        ___
Weighted average common and common
equivalent shares outstanding, as
adjusted                                   24,752      24,707     25,715
                                           ======      ======     ======
    Earnings per common and common
    equivalent share                        $1.75       $1.49      $1.14
                                           ======       =====      =====

Fully Diluted

Net Earnings                              $43,272     $36,821    $29,324
                                          =======     =======    =======
Weighted average shares outstanding:
    Common shares                          24,518      24,495     25,287

Common equivalent shares:
    Stock Options                             538         228        504
                                              ___         ___        ___
Weighted average common and common
equivalent shares outstanding, as
adjusted                                   25,056      24,723     25,791
                                           ======      ======     ======
    Earnings per common and common
    equivalent share                        $1.73       $1.49      $1.14
                                            =====       =====      =====